Exhibit 99.3

HCP UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2007 AND FOR THE YEAR ENDED DECEMBER 31, 2006 AND THE SIX
MONTHS ENDED JUNE 30, 2007

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated financial statements gives effect to the acquisition of Slough Estates USA, Inc. (“SEUSA”) by HCP, Inc. (“HCP”) (the “Acquisition”) and reflect the incurrence of debt by HCP in order to finance the Acquisition.  The unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of HCP and SEUSA for the year ended December 31, 2006 and for the six months ended June 30, 2007.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007 has been prepared as if the Acquisition had occurred as of that date.  The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007 have been prepared as if the Acquisition had occurred as of January 1, 2006.

In addition, the accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 gives effect to HCP’s acquisition of CNL Retirements Properties, Inc. (“CRP”) and CNL Retirement Corp., the external advisor to CRP (the “Advisor”) (together the “CRP Acquisitions”), which were completed on October 5, 2006, because the CRP Acquisitions are not fully reflected in HCP’s historical statement of operations for the year ended December 31, 2006.  Such statement also reflects the incurrence of debt and give effect to certain capital transactions undertaken by HCP in order to finance the CRP Acquisitions.  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 has been prepared based on certain pro forma adjustments as if the CRP Acquisitions had occurred as of January 1, 2006.

The allocation of the purchase price of SEUSA reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. In the opinion of HCP’s management, all significant adjustments necessary to reflect the effects of the Acquisition and CRP Acquisitions that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The completion of the valuation and the impact of ongoing integration activities could cause material differences in the information presented. Furthermore, following consummation of the Acquisition and the CRP Acquisitions, HCP expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the transaction, which may differ from those reflected in SEUSA’s or CRP’s historical financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of HCP, SEUSA, CRP and the Advisor.  The historical financial information with respect to HCP for the year ended December 31, 2006 has been a) restated to reflect the results of operations of certain properties that were initially classified as discontinued operations in the six months ended June 30, 2007, and b) includes a reclassification of equity income from unconsolidated joint ventures to conform to the presentation for the six months ended June 30, 2007.  The restated historical consolidated financial statements of HCP for the year ended December 31, 2006, are contained in its Form 8-K as filed with the SEC on September 19, 2007.  The historical consolidated financial statements of HCP for the six months ended June 30, 2007 are contained in HCP’s Form 10-Q as filed with the SEC on August 6, 2007.  The historical consolidated financial statements of SEUSA for the six months ended  June 30, 2007 and for the year ended December 31, 2006, are included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively.  The historical consolidated financial statements of CRP and the Advisor for the nine months ended September 30, 2006 are contained in HCP’s Current Report on Form 8-K as filed with the SEC on January 9, 2007.

HCP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2007

(In thousands)

		SEUSA	Pro Forma		SEUSA and	Consolidated
	HCP	Historical	Adjustments		Pro Forma	Pro Forma
	Historical	(A)	(B)		Adjustments	HCP
ASSETS
Real estate:
Buildings and improvements	$6,205,698	$937,432	$569,581	(C)	$1,507,013	$7,712,711
Developments in process	29,056	213,493	96,607	(C)	310,100	339,156
Land	770,010	424,447	486,008	(C)	910,455	1,680,465
Less: accumulated depreciation and amortization	618,321	182,694	(182,694	)(C)	—	618,321
Net real estate	6,386,443	1,392,678	1,334,890		2,727,568	9,114,011

Net investment in direct financing leases	682,176	—	—		—	682,176
Loans receivable, net	203,147	—	—		—	203,147
Investments in and advances to unconsolidated joint ventures	214,904	22,309	—		22,309	237,213
Accounts receivable, net	33,652	1,628	—		1,628	35,280
Cash and cash equivalents	351,217	16,577	(168,521	)(F)	(151,944)	199,273
Intangible assets, net	328,753	20,117	328,489	(D)	348,606	677,359
Real estate held for sale, net	204,683	—	—		—	204,683
Other assets, net	474,351	146,748	(77,157	)(E)	69,591	543,942
Total assets	$8,879,326	$1,600,057	$1,417,701		$3,017,758	$11,897,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank line of credit and term loan	$—	$550,000	$2,200,000	(F)	$2,750,000	$2,750,000
Due to SEGRO	—	210,000	(210,000	)(F)	—	—
Senior unsecured notes	3,223,422	383,608	(383,608	)(F)	—	3,223,422
Mortgage debt	1,260,885	52,291	(19,840	)(F)	32,451	1,293,336
Other debt	108,497	—	—		—	108,497
Intangible liabilities, net	145,047	6,713	147,734	(G)	154,447	299,494
Accounts payable and accrued expenses and deferred revenues	196,286	143,128	(62,268	)(H)	80,860	277,146
Total liabilities	4,934,137	1,345,740	1,672,018		3,017,758	7,951,895
Minority interests:
Joint venture partners	34,305	—	—		—	34,305
Non-managing member unitholders	306,497	—	—		—	306,497
Total minority interests	340,802	—	—		—	340,802
Stockholders’ equity:
Preferred stock	285,173	185,000	(185,000	)(I)	—	285,173
Common stock	206,379	1	(1	)(I)	—	206,379
Additional paid-in capital	3,392,612	33,413	(33,413	)(I)	—	3,392,612
Cumulative net income	2,155,265	37,485	(37,485	)(I)	—	2,155,265
Cumulative dividends	(2,449,360)	—	—		—	(2,449,360)
Accumulated other comprehensive income (loss)	14,318	(1,582)	1,582	(I)	—	14,318
Total stockholders’ equity	3,604,387	254,317	(254,317)		—	3,604,387
Total liabilities and stockholders’ equity	$8,879,326	$1,600,057	$1,417,701		$3,017,758	$11,897,084

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the six months ended June 30, 2007

(In thousands, except per share data)

					Consolidated
	HCP	SEUSA	Pro Forma		Pro Forma
	Historical	Historical (A)	Adjustments		HCP
Revenues and other income:
Rental and related revenues	$407,946	$76,277	$15,605	(J)	$499,828
Income from direct financing leases	30,205	—	—		30,205
Investment management fee income	10,459	—	—		10,459
Interest and other income	34,947	880	—		35,827
	483,557	77,157	15,605		576,319

Costs and expenses:
Interest	151,337	58,335	28,027	(K)	237,699
Depreciation and amortization	121,328	29,017	14,861	(L)	165,206
Operating	81,350	10,748	9,512	(M)	101,610
General and administrative	38,884	16,583	—		55,467
	392,899	114,683	52,400		559,982

Operating income / (loss)	90,658	(37,526)	(36,795)		16,337
Equity income from unconsolidated joint ventures	2,516	4,668	—		7,184
Gains on sale of real estate interests, net	10,141	—	—		10,141
Minority interests’ share of earnings	(11,974)	(338)	338	(N)	(11,974)
Income / (loss) before income taxes	91,341	(33,196)	(36,457)		21,688

Income tax expense	—	(12,997)	12,997	(O)	—
Income / (loss) from continuing operations	91,341	(20,199)	(49,454)		21,688

Less: preferred stock dividends	(10,566)	—	—		(10,566)
Income / (loss) from continuing operations applicable to common stocks	$80,775	$(20,199)	$(49,454)		$11,122

Income (loss) from continuing operations per common share – basic (P)	$0.39				$0.05
Income (loss) from continuing operations per common share – diluted (P)	$0.39				$0.05

Weighted average shares used to calculate income per common stock:
Basic (P)	204,882		1,353	(Q)	206,235
Diluted (P)	206,470		1,353	(Q)	207,823

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2006

(In thousands, except per share data)

						Pro Forma
	HCP				Total HCP	CRP		Consolidated
	Historical	SEUSA	Pro Forma		Pro Forma	Acquisitions		Pro Forma
	Restated	Historical (A)	Adjustments		For SEUSA	(R)		HCP
Revenues and other income:
Rental and related revenues	$519,337	$120,356	$28,284	(J)	$667,977	$261,396		$929,373
Income from direct financing leases	15,008	—	—		15,008	45,522		60,530
Investment management fee income	3,895	—	—		3,895	—		3,895
Interest and other income	36,184	1,026	—		37,210	5,773		42,983
	574,424	121,382	28,284		724,090	312,691		1,036,781

Costs and expenses:
Interest	212,188	29,192	143,534	(K)	384,914	167,634		552,548
Depreciation and amortization	133,714	47,338	40,419	(L)	221,471	116,322		337,793
Operating	89,139	15,932	19,023	(M)	124,094	26,689		150,783
General and administrative	47,290	23,250	—		70,540	36,508		107,048
Impairments	3,577	—	—		3,577	—		3,577
	485,908	115,712	202,976		804,596	347,153		1,151,749

Operating income / (loss)	88,516	5,670	(174,692)		(80,506)	(34,462)		(114,968)
Equity income from unconsolidated joint ventures	8,331	10,428	—		18,759	328		19,087
Loss on sale of real estate interests and other investments, net	—	(546)	—		(546)	—		(546)
Minority interests	(14,805)	(1,652)	1,652	(N)	(14,805)	(414)		(15,219)
Income / (loss) before income taxes	82,042	13,900	(173,040)		(77,098)	(34,548)		(111,646)

Income tax expense	—	4,630	(4,630	)(O)	—	650		650
Income / (loss) from continuing operations	82,042	9,270	(168,410)		(77,098)	(35,198)		(112,296)

Less: preferred stock dividends	(21,130)	—	—		(21,130)	—		(21,130)
Income / (loss) from continuing operations applicable to common stocks	$60,912	$9,270	$(168,410)		$(98,228)	$(35,198)		$(133,426)

Income / (loss) from continuing operations per common share – basic (P)	$0.41				$(0.66)			$(0.65)
Income / (loss) from continuing operations per common share – diluted (P)	$0.41				$(0.66)			$(0.65)

Weighted-average shares used to calculate income / (loss) per common stock:
Basic (P)	148,236				148,236	56,149	(Q)	204,385
Diluted (P)	149,226				148,236	56,149	(Q)	204,385

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of HCP and SEUSA for the year ended December 31, 2006 and as of and for the six months ended June 30, 2007.

(A)                              The historical financial statements of SEUSA for the year ended December 31, 2006 and as of and for the six months ended June 30, 2007 have been presented based on the financial statement classification of HCP.

(B)                                On August 1, 2007 HCP, completed the acquisition of SEUSA, which was a wholly-owned subsidiary of SEGRO plc, a public limited company incorporated under the laws of England and Wales (“SEGRO”), pursuant to the Share Purchase Agreement, entered into between HCP and SEGRO, dated as of June 3, 2007 (the “Share Purchase Agreement”).  The Acquisition was effected by HCP acquiring 100% of the capital stock of SEUSA, with SEUSA surviving as a wholly-owned subsidiary of HCP.  Under the terms of the Share Purchase Agreement, HCP paid SEGRO cash consideration of approximately $2.9 billion, subject to certain adjustments.  The calculation of the Acquisition consideration and total purchase price follow (in thousands):

Calculation of SEUSA purchase price
Payment of aggregate cash consideration	$2,900,000
SEUSA intangible liabilities at book value	6,713
All other SEUSA liabilities at book value	143,128
Adjustment to record SEUSA intangible liabilities at fair value (Note G)	147,734
Adjustment to record SEUSA other liabilities at fair value (Note H)	(62,268)
Estimated fees and other expenses related to the Acquisition	10,000
Total purchase price	$3,145,307

The calculation of the estimated fees and other expenses related to the Acquisition follow (in thousands):

Advisory fees	$2,000
Legal, accounting and other fees and costs	8,000
Total	$10,000

(C)                                SEUSA’s real estate assets have been adjusted to their preliminary estimated fair values as of June 30, 2007 and SEUSA’s historical accumulated depreciation and amortization balances are eliminated when real estate assets are recorded at fair value.

(D)                               Adjustments to SEUSA’s historical balance of intangible assets follow (in thousands):

Recognition of assets associated with the acquired in-place leases that have favorable market rental rates	$114,164
Recognition of other related in-place lease intangibles	234,442
Elimination of historical carrying value of in-place lease intangible assets	(20,117)
$328,489

Other related in-place lease intangible assets acquired include amounts for in-place lease values that are based on HCP’s evaluation of the specific characteristics of each tenant’s lease. Factors to be considered include estimates of carrying costs during hypothetical expected lease-up periods, market conditions, and costs to execute similar leases. In estimating carrying costs, HCP includes estimates of lost rentals at market rates during the expected lease-up periods, depending on local market conditions. In estimating costs to execute similar leases, HCP considers leasing commissions, legal and other related costs.

(E)                                 Adjustments to SEUSA’s historical balance of other assets follow (in thousands):

Deferral of issuance costs associated with debt issued in the Acquisition	$8,521
Elimination of historical straight-line rent receivable balance	(61,814)
Elimination of historical deferred debt issuance and leasing costs and leasing commissions	(23,864)
$(77,157)

(F)                                 On August 1, 2007, HCP obtained a $2.75 billion bridge loan maturing on July 31, 2008 which also includes two six-month extension periods.  In reflecting the funding for the Acquisition on the balance sheet as of June 30, 2007 to fund the consideration of $2.9 billion, estimated fees and costs related to the Acquisition of $10 million (Note B), and the $8.5 million bridge loan debt issuance costs (Note E), HCP was assumed to have used $169 million of cash on hand. Prior to August 1, 2007, SEUSA repaid its bank line of credit, senior unsecured notes and $20 million of mortgage debt using advances from SEGRO.  The SEGRO advances were repaid in full at the date of closing of the SEUSA acquisition.

(G)           Adjustments to SEUSA’s historical balance of intangible liabilities follow (in thousands):

Recognition of liabilities associated with the acquired in-place leases that have below-market rental rates	$154,447
Elimination of liabilities associated with acquired in-place leases that have below-market rental rates	(6,713)
$147,734

(H)                               Adjustments to SEUSA’s historical balance of other liabilities follow (in thousands):

Elimination of historical deferred tax liability	$(46,527)
Elimination of deferred revenue	(15,741)
$(62,268)

(I)                                    Adjustments represent the elimination of historical SEUSA balances.  Because the acquisition of SEUSA was financed with cash, no additional shares of HCP were issued in connection with the Acquisition.

(J)                                   Adjustments to rental income and other revenues follow (in thousands):

	Year Ended December 31, 2006	Six Months Ended June 30, 2007
Recognize the total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term from the assumed acquisition date of January 1, 2006	$8,824	$3,742
Recognize the amortization of above-and below-market lease intangibles	3,362	1,681
Increase in tenant expense recoveries related to increase in real estate taxes (see Note M)	19,023	9,512
Eliminate SEUSA’s historical straight-line rent and deferred revenue adjustment, net	314	2,254
Eliminate SEUSA’s historical amortization of above- and below-market lease intangibles	(3,239)	(1,584)
	$28,284	$15,605

(K)         Adjustments to interest expense follow (in thousands):

	Year Ended December 31, 2006	Six Months Ended June 30, 2007
Interest expense associated with debt issued and assumed in the Acquisition	$167,360	$83,680
Amortization of the premium recognized on assumed debt	(315)	(158)
Amortization of debt issuance costs associated with new debt issued in the Acquisition	5,681	2,840
Eliminate SEUSA’s historical interest expense	(29,192)	(58,335)
	$143,534	$28,027

The pro forma increase in interest expense as a result of the issuance of new debt in the Acquisition is calculated using rates for the lines of credit and short-term borrowings issued on August 1, 2007 (the date that the Acquisition was completed). Each 1/8 of 1% increase in the annual interest assumed with respect to the debt will increase pro forma interest expense by $3.4 million for the year ended December 31, 2006 and $1.7 million for the six month period ended June 30, 2007.

(L)                                 Adjustments to depreciation and amortization expense follow (in thousands):

	Year Ended December 31, 2006	Six Months Ended June 30, 2007
Real estate depreciation expense as a result of the recording of SEUSA’s real estate at its estimated fair value at the assumed acquisition date of January 1, 2006	$47,599	$23,799
Amortization expense related to lease-up related intangible assets associated with acquired leases	40,158	20,079
Eliminate SEUSA’s historical depreciation and amortization	(47,338)	(29,017)
	$40,419	$14,861

An estimated useful life of 35 years was assumed to compute real estate depreciation. For assets and liabilities associated with the value of in-place leases, a weighted-average remaining lease term of approximately 9 years was used to compute amortization expense.  The Company computes depreciation and amortization using the straight-line method over the estimated useful lives of the properties or the remaining lease term of the related intangible.

(M)                            Net impact in real estate tax expense based on the step-up in basis of certain properties as a result of the Acquisition.

(N)                               Minority interests’ share of earnings of SEUSA has been eliminated because HCP acquired the interests of all minority shareholders in the Acquisition.

(O)                               At the closing of this Acquisition, 100% of the capital stock of SEUSA was acquired by a REIT subsidiary of HCP, which, assuming the acquisition was effective January 1, 2006, subtantially all of the amounts of the deferred tax obligations and income tax expense would then be eliminated.

(P)                                 The calculations of basic and diluted earnings from continuing operations attributable to common stock per share follow (in thousands, except per share data):

	Year Ended December 31, 2006			Six Months Ended June 30, 2007
			Total HCP
		Total HCP	Pro Forma
	HCP	Pro Forma	for SEUSA	HCP	Pro Forma
	Historical	for SEUSA	and CRP	Historical	HCP
Income (loss) from continuing operations	$82,042	$(77,098)	$(112,296)	$91,341	$21,688
Less: preferred stock dividends	(21,130)	(21,130)	(21,130)	(10,566)	(10,566)
Earnings (loss) from continuing operations attributable to common stocks	$60,912	$(98,228)	$(133,426)	$80,775	$11,122
Weighted average shares used to calculate earnings per common stock–Basic	148,236	148,236	204,385	204,882	206,235
Incremental weighted average effect of potentially dilutive instruments	990	—	—	1,588	1,588
Adjusted weighted average shares used to calculate earnings (loss) per common stock–Diluted	149,226	148,236	204,385	206,470	207,823
Earnings (loss) from continuing operations per common stock–Basic	$0.41	$(0.66)	$(0.65)	$0.39	$0.05
Earnings (loss) from continuing operations per common stock–Diluted	$0.41	$(0.66)	$(0.65)	$0.39	$0.05

(Q)                               The pro forma weighted-average shares outstanding are the historical weighted-average shares of HCP for the periods presented, adjusted for the issuance of 40.3 million shares (33.5 million shares issued in November 2006 and 6.8 million shares issued in January 2007) of HCP common stock whose proceeds were used to repay debt initially used to finance the CRP Acquisitions and the issuance of 27.2 million shares of HCP common stock issued in conjunction with the CRP Acquisitions, which were assumed to have been issued at January 1, 2006.

(R)           Because the results of CRP and the Advisor are not fully reflected in the historical statement of operations of HCP for the year ended December 31, 2006, pro forma information to reflect the CRP acquisitions for the year ended December 31, 2006 is presented (collectively, “Pro Forma CRP Acquisitions”).  Additionally, HCP entered into certain capital market and financing transactions subsequent to the CRP acquisitions but related to the CRP acquisitions, which are not fully reflected in the historical statement of operations of HCP for year ended December 31, 2006.  These Pro Forma CRP adjustments for the year ended December 31, 2006 have been prepared as if they had occurred as of January 1, 2006 for the year ended December 31, 2006.  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of CRP and the Advisor for the year ended December 31, 2005 and as of and for the nine months ended September 30, 2006.

	CRP					Advisor
	Historical					Historical
	Nine Months					Nine Months
	ended	CRP Re-		CRP		ended	Advisor		CRP/		Pro Forma
	September 30,	Classifications	CRP	Pro Forma		September 30,	Pro Forma		Advisor		CRP
	2006	(R1)	Reclassified	Adjustments		2006	Adjustments		Eliminations		Acquisitions
Revenues and other income:
Rental and other revenues	$—	$272,900	$272,900	$33,416	(R2)	$—	$—		$—		$261,396
				(2,054	)(R2)
				(32,034	)(R2)
				547	(R2)
				(11,379	)(R2)
Seniors’ housing rental income	187,078	(187,078)	—	—		—	—		—		—
Earned income from direct financing leases	45,522	—	45,522	—		—	—		—		45,522
FF&E reserve income	6,038	(6,038)	—	—		—	—		—		—
Contingent rent	839	(839)	—	—		—	—		—		—
Medical facilities rental income and other revenues	78,945	(78,945)	—	—		—	—		—		—
Equity income from unconsolidated joint ventures	328	(328)	—	—		—	—		—		—
Acquisition fees	—	—	—	—		2,599	—		(2,599	)(R9)	—
Debt acquisition fees	—	—	—	—		4,328	—		(4,328	)(R9)	—
Management fees	—	—	—	—		15,742	—		(15,742	)(R9)	—
Interest and other income	5,773	—	5,773	—		2,278	—		(2,278	)(R9)	5,773
	324,523	(328)	324,195	(11,504)		24,947	—		(24,947)		312,691

Costs and expenses:
Interest	71,164	—	71,164	104,609	(R3)	—	—		—		167,634
				(3,530	)(R3)
				(225	)(R4)
				(4,384	)(R4)
Depreciation and amortization	84,260	—	84,260	23,718	(R5)	—	4,538	(R7)	—		116,322
				6,530	(R5)
				(2,724	)(R5)
Operating	—	26,372	26,372	317	(R6)	—	—		—		26,689
Seniors’ housing property expenses	749	(749)	—	—		—	—		—		—
Medical facilities operating expenses	25,623	(25,623)	—	—		—	—		—		—
General and administrative	23,301	7,676	30,977	(7,193	)(R10)	15,002	—		(2,278	)(R9)	36,508
Asset management fees paid to related party	15,597	—	15,597	—		—	—		(15,597	)(R9)	—
Impairments	—	—	—	—		—	—		—		—
Provision for doubtful accounts	8,326	(8,326)	—	—		—	—		—		—
	229,020	(650)	228,370	117,118		15,002	4,538		(17,875)		347,153

Income before minority interests	95,503	322	95,825	(128,622)		9,945	(4,538)		(7,072)		(34,462)
Equity income from unconsolidated joint ventures	—	328	328	—		—	—		—		328
Minority interests	(414)	—	(414)	—		—	—		—		(414)
Earnings before income taxes	95,089	650	95,739	(128,622)		9,945	(4,538)		(7,072)		(34,548)
Income tax expense	—	650	650	—		3,804	(3,804	)(R8)	—		650
Income from continuing operations	$95,089	$—	$95,089	$(128,622)		$6,141	$(734)		$(7,072)		$(35,198)

Weighted-average shares used to calculate income/(loss) per common stock:
Basic (Q)				56,149							56,149
Diluted (Q)				56,149							56,149

(R1)                          Reclassifications to conform certain CRP amounts to HCP’s presentation are as follows:

•                  “Seniors’ housing rental income,” “FF&E reserve income,” “Contingent rent,” and “Medical facilities rental income and other revenues” have been reclassified to “Rental and other revenues;”

•                  “Seniors’ housing property expenses” and “Medical facilities operating expenses” have been reclassified to “Operating;”

•                  “Provision for doubtful accounts” has been reclassified to “General and administrative;”

•                  Income taxes have been reclassified from “General and administrative” to a separate line item; and

•                  Reclassification of equity income from unconsolidated joint ventures from revenues and other income to other operating income to conform to classification used in 2007.

(R2)                          Adjustments to CRP’s rental income and other revenues are as follows (in thousands):

Recognize the total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term from January 1, 2006	$33,416
Recognize the amortization of above- and below-market lease intangibles	(2,054)
Eliminate CRP’s historical straight-line rent adjustment	(32,034)
Eliminate CRP’s historical amortization of above- and below-market lease intangibles	547
Eliminate CRP’s historical rental revenue earned from divested properties	(11,379)
$(11,504)

(R3)                          On October 5, 2006, in connection with the CRP Acquisitions, HCP entered into credit agreements with a syndicate of banks providing for aggregate borrowings of $3.4 billion.  The credit facilities included a $700 million bridge loan, a $1.7 billion two-year term loan, and a $1.0 billion three-year revolving credit facility.  $2.1 billion of the aggregate borrowings of $3.0 billion needed to acquire CRP were assumed or repaid using the proceeds from the following transactions:

a. On November 10, 2006, HCP issued 33.5 million shares of common stock and received net proceeds of approximately $960 million. (See note Q)

b. On December 4, 2006, HCP issued $400 million senior unsecured notes priced at 99.768% of the principal amount for an effective yield of 5.69%.

c.On January 19, 2007, HCP issued 6.8 million shares of common stock and received net proceeds of approximately $261 million (See note Q).

d. On January 22, 2007, HCP issued $500 million senior unsecured notes priced at 99.323% of the principal amount for an effective yield of 6.09%.

Pro Forma CRP interest expense adjustments for the above debt transactions are as follows (in thousands):

Increase in interest expense associated with senior unsecured notes, term loan and bridge loans for the CRP Acquisitions	104,609
Eliminate amortization of issuance costs of bridge and term loans repaid with subsequent financing and capital market transactions	(3,530)
$101,079

The pro forma increase in interest expense as a result of the issuance of $900 million senior unsecured notes and a $870 million term loan in the CRP Acquisitions is calculated using effective rates of the senior notes and the rates for the short-term borrowings issued on October 5, 2006 (the date that the CRP Acquisitions were completed), respectively.  Each 1/8 of 1% increase in the annual interest assumed with respect to the debt will increase pro forma interest expense by $2.2 million for the year ended December 31, 2006.

(R4)                          Amortization of the net premiums and discounts recognized at the merger date of the CRP Acquisitions for the fair value of the assumed CRP mortgage debt of $225,000, and elimination of historical interest expense of approximately $4.4 million incurred on debt repaid in conjunction with divested properties.

(R5)                          Adjustments to depreciation expenses are as follows (in thousands):

Represents the increase in real estate depreciation expense as a result of the recording of CRP’s real estate at its estimated fair value at the assumed CRP Acquisitions date of January 1, 2006	$23,718
Represents the incremental amortization expense related to lease-up related intangible assets associated with acquired leases	6,530
Eliminate CRP’s historical depreciation expense incurred from divested properties	(2,724)
$27,524

An estimated useful life of 35 years was assumed to compute the adjustment to real estate depreciation. For assets and liabilities associated with the value of in-place leases, a weighted-average remaining lease term of 7 years was used to compute amortization expense.

(R6)                          Operating expenses are adjusted to include amortization of below-market ground lease intangibles.

(R7)                          Depreciation and amortization is adjusted to include the amortization of non-compete contract intangibles. A 4 year period was used to compute amortization expense.

(R8)                          Income taxes of the Advisor have been eliminated as a result of the merger with CRP, which is assumed as of January 1, 2006.  At the closing of this merger, the Advisor was merged into a Qualifying REIT Subsidiary (“QRS”) which, assuming the merger was effective as of January 1, 2006, would eliminate the Advisor’s income tax obligations.

(R9)                          Represents the elimination of acquisition, debt acquisition, management and other fees earned by the Advisor from CRP.  Because acquisition fees and debt acquisition fees paid by CRP to the Advisor are capitalized by CRP, only management fees and other fees are eliminated within costs and expenses.

(R10)                    Represents the elimination of nonrecurring charges directly attributable to the CRP Acquisitions.